


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of Alco Capital Resource Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1

<PERIOD-TYPE>                               YEAR
<FISCAL-YEAR-END>                           SEP-30-1994
<PERIOD-END>                                SEP-30-1994
<CASH>                                                0
<SECURITIES>                                          0
<RECEIVABLES>                               553,173,000<F1>
<ALLOWANCES>                                          0
<INVENTORY>                                           0
<CURRENT-ASSETS>                                      0
<PP&E>                                        5,357,000
<DEPRECIATION>                                1,939,000
<TOTAL-ASSETS>                              561,628,000
<CURRENT-LIABILITIES>                                 0
<BONDS>                                               0
<COMMON>                                            100
<PREFERRED-MANDATORY>                                 0
<PREFERRED>                                           0
<OTHER-SE>                                   83,028,000
<TOTAL-LIABILITY-AND-EQUITY>                561,628,000
<SALES>                                               0
<TOTAL-REVENUES>                             68,111,000
<CGS>                                                 0
<TOTAL-COSTS>                                         0
<OTHER-EXPENSES>                                      0
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                           25,559,000
<INCOME-PRETAX>                              25,425,000
<INCOME-TAX>                                  9,794,000
<INCOME-CONTINUING>                          15,631,000
<DISCONTINUED>                                        0
<EXTRAORDINARY>                                       0
<CHANGES>                                       140,000<F2>
<NET-INCOME>                                 15,771,000
<EPS-PRIMARY>                                         0<F3>
<EPS-DILUTED>                                         0<F3>

<F1> Includes net investments in leases of $535,473,000 and other accounts receivable.
<F2> Represents effect of change relating to adoption of SFAS No. 109,
     "Accounting for Income Taxes."
<F3> Not required as the registrant is a wholly-owned subsidiary.



